    As filed with the Securities and Exchange Commission On July 28, 2000
                                               Registration Number 333-
                                                                       _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               23-2037823
(State of other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                    16800 GREENSPOINT PARK DRIVE, SUITE 225N
                              HOUSTON, TEXAS 77060
                                 (281) 873-4111

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 VAUGHN E. DRUM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                UTI ENERGY CORP.
                    16800 GREENSPOINT PARK DRIVE, SUITE 225N
                              HOUSTON, TEXAS 77060
                                 (281) 873-4111

       (Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:
                                MICHAEL W. CONLON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================


                                           CALCULATION OF REGISTRATION FEE
 ===================================================================================================================
     TITLE OF EACH CLASS OF           AMOUNT TO BE         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED         OFFERING PRICE PER        AGGREGATE      REGISTRATION FEE
                                                         SHARE AND PER OPTION    OFFERING PRICE
                                                                 (1)
 -------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001          1,150,000               $36.13            $41,549,500          $10,970
 per share

 Options to purchase 78,000                78,000               $36.13            $ 2,818,140             $744
 shares of  Common Stock, par value
 $.001 per share

 78,000 shares of Common Stock,
 par value $.001 per share

 Preferred Stock Purchase
 Rights(2)
 ===================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. The exercise price for the Common Stock issuable upon exercise of the options is $1.90 per share. The proposed maximum offering price for the options, which was calculated pursuant to Rule 457(c), includes the exercise price of $1.90. No separate consideration will be received for the Preferred Stock Purchase Rights.

(2) Until the Distribution Date (as defined in "Preferred Stock Purchase Rights"), the Preferred Stock Purchase Rights trade with and are represented by the certificates for the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        1,150,000 SHARES OF COMMON STOCK
                                       OF
                                UTI ENERGY CORP.
                                       AND
                               OPTIONS TO PURCHASE
                          78,000 SHARES OF COMMON STOCK
                                       AND
                   THE 78,000 SHARES OF COMMON STOCK ISSUABLE
                          UPON EXERCISE OF THE OPTIONS

                                   ----------

         This Prospectus relates to the offer and sale of:

         o        1,150,000 shares of common stock of UTI

         o options of UTI Energy Corp. to purchase up to 78,000 shares of common stock of UTI

         o the 78,000 shares of common stock purchased on exercise of the options

         The common stock and the options and the common stock issued upon exercise of the options will not be sold by UTI. We will not receive any proceeds from the sales. We will receive proceeds of $1.90 per share for each share of common stock issued upon exercise of the options.

         Our common stock is listed on the American Stock Exchange under the symbol "UTI". The closing price on July 24, 2000, as reported on the American Stock Exchange was $34.69 per share.

         Our principal executive office is located at 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060 and the telephone number is
(281) 873-4111.

                                   ----------

    FOR INFORMATION CONCERNING CERTAIN RISKS RELATING TO AN INVESTMENT IN UTI
             COMMON STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
             DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 July 28, 2000

                                    CONTENTS


                                                                                                      Page
                                                                                                      ----
About this Prospectus....................................................................................1
About UTI................................................................................................1
Recent Developments......................................................................................1
Forward-Looking Statements...............................................................................2
Risk Factors.............................................................................................3
Use of Proceeds..........................................................................................8
Description of Options...................................................................................8
Description of Preferred Stock Purchase Rights..........................................................10
Selling Securityholders.................................................................................11
Plan of Distribution....................................................................................11
Validity of Securities..................................................................................12
Experts.................................................................................................12
Where You Can Find More Information.....................................................................12
Incorporation of Certain Documents by Reference.........................................................12

                              ABOUT THIS PROSPECTUS

         This Prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement covers the sale of:

         o 1,150,000 shares (the "Shares") of common stock, $.001 par value, of UTI (the "Common Stock")

         o options to purchase 78,000 shares of Common Stock at an exercise price of $1.90 per share (the "Options")

         o  Common Stock issued upon exercise of the Options

         Under the shelf process, the holders of the Shares may sell the Common Stock from time to time. Also, under the shelf process the holders of the Options may sell all or part of the Options from time to time. They may also exercise all or part of the Options and sell the Common Stock issued to them from time to time.

         Please carefully read this Prospectus together with the additional information described under the heading "Where You Can Find More Information".

                                    ABOUT UTI

         UTI Energy Corp. is a leading provider of onshore contract drilling services to exploration and production companies. UTI operates one of the largest land drilling rig fleets in North America. UTI's drilling rigs currently operate in the oil and natural gas producing basins of:

         o  Colorado                    o  Utah

         o  Texas                       o  Wyoming

         o  Louisiana                   o  Alberta, Canada

         o  Oklahoma                    o  Saskatchewan, Canada

         o  New Mexico                  o  British Columbia, Canada

         UTI has a fleet of 140 land drilling rigs that are well suited to the requirements of its markets. UTI also provides pressure pumping services in the Appalachian Basin. UTI operates principally in two business segments:

         o  land drilling

         o  pressure pumping

         Our principal executive offices are located at 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060; telephone number: (281) 873-4111.

                               RECENT DEVELOPMENTS

CANADIAN ACQUISITION

         On May 5, 2000, UTI, through a wholly-owned subsidiary, purchased assets of Phelps Drilling International, Ltd. and related companies. UTI borrowed funds under its revolving credit facility and paid US $29.6 million (Cd. $44.3 million) for the assets, including 14 drilling rigs, of the Calgary-based company. Phelps operates drilling rigs in the provinces of Alberta, Saskatchewan and British Columbia.

                           FORWARD-LOOKING STATEMENTS

         Statements in this document and the documents incorporated by reference that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. When used in this document and the documents incorporated by reference, words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar expressions are intended to identify forward-looking statements. You should be aware that these forward-looking statements are only our predictions, and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.

         UTI believes that the expectations reflected in these forward-looking statements are reasonable. However, UTI cannot give any assurance that such expectations will materialize. These forward-looking statements are subject to:

         o risks

         o uncertainties

         o assumptions

         If any of these risks or uncertainties materialize or any assumptions prove to be incorrect, actual results of current and future operations may not be as expected. Therefore, readers should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of their dates.

         Among the factors that will directly affect UTI are:

         o  changes in the prices of oil and natural gas

         o  the volatility of the contract drilling service industry in general

         o  UTI's ability to successfully integrate recent acquisitions

         o  presence of competitors with greater financial resources

         o  labor shortages

         o  contractual risk associated with turnkey and footage contracts

         o operating risks inherent in the contract drilling service industry, such as blowouts, explosions, cratering, sour gas, well fires and spills

         o  domestic and world-wide political stability and economic growth

         o risks associated with UTI's successful execution of internal operating plans

         o  regulatory uncertainties

         o  legal proceedings

         o  drill pipe shortages

         o  exposure to environmental liabilities

         o  currency risk factors

                                  RISK FACTORS

         You should carefully consider the following risk factors and all of the other information set forth or incorporated by reference in this Prospectus and any applicable Prospectus Supplement before you purchase any of UTI's securities. This Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference contain forward-looking statements which involve risks and uncertainties. UTI's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. Those factors include those set forth in the following risk factors and elsewhere in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference into this document. See "Forward-Looking Statements."

RISKS RELATED TO UTI'S BUSINESS GENERALLY

WE DEPEND ON THE VOLATILE OIL AND NATURAL GAS INDUSTRY

         Demand and prices for UTI's services depend upon the level of activity in the onshore oil and natural gas exploration and production industry in the United States and Canada, which in turn depends upon:

         o  the level of oil and natural gas prices

         o  expectations about future oil and natural gas prices

         o the cost of exploring for, producing and delivering oil and natural gas

         o  the level and price of foreign imports of oil and natural gas

         o  the discovery rate of new oil and natural gas reserves

         o available pipeline and other oil and natural gas transportation capacity

         o  worldwide weather conditions

         o international political, military, regulatory and economic conditions

         o  the ability of oil and natural gas companies to raise capital

         The level of drilling activity in the onshore oil and natural gas exploration and production industry in the United States and Canada has been volatile and continues to be influenced by numerous factors over which UTI has no control, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices. UTI cannot assure that current levels of oil and natural gas exploration activities in UTI's markets will continue or that demand for UTI's services will correspond to the level of activity in the industry. Further, any material changes in the demand for or supply of oil or natural gas could materially impact the demand for UTI's services. Prices for oil and natural gas are expected to continue to be volatile and to affect the demand for and pricing of UTI's services. A material decline in oil or natural gas prices or industry activity in the United States could have a material adverse effect on UTI's results of operations and financial condition.

FUTURE MARKET CONDITIONS AND SOFT DEMAND FOR LAND CONTRACT DRILLING SERVICES MAY ADVERSELY AFFECT OUR RESULTS

         Until recently, the United States and Canadian land drilling industry was adversely affected for many years by an oversupply of drilling rigs and a large number of drilling contractors. These conditions resulted in depressed dayrates and substantial competition for available contracts. Although the United States and Canadian land drilling market has recently improved, future declines in demand, ongoing movement or reactivation of onshore drilling rigs or new construction of drilling rigs could adversely affect rig utilization rates and pricing, even in an environment of stronger oil and natural gas prices and increased drilling activity. UTI cannot predict either the future level of demand for its contract drilling services or future conditions in the land contract drilling services industry. UTI's result of operations and financial condition could be materially adversely affected by any significant decreases in demand for, or the prices received for, UTI's services.

WE MAY NOT CONTINUE STRATEGIC ACQUISITIONS

         UTI's growth has been enhanced materially by strategic acquisitions that have substantially increased UTI's drilling rig fleet. While UTI believes that the land drilling industry is highly fragmented and that significant acquisition opportunities are available, UTI cannot assure that suitable acquisition candidates can be found. In addition, UTI faces increased competition from other companies for available acquisition opportunities. If the prices paid by buyers of drilling rigs continue to rise, UTI may find fewer acceptable acquisition opportunities. UTI may elect or be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities or convertible securities in connection with such acquisitions. UTI's results of operations and financial condition could be significantly burdened by additional debt service requirements. In addition, the issuance of additional equity or convertible securities could result in additional dilution to stockholders and result in significant additional shares available for resale. Also, UTI cannot assure that:

         o  it will successfully integrate acquired operations and assets

         o  it will be able to manage effectively the growth and increased size

         o it will be successful in deploying idle or stacked rigs acquired by it

         o it will be able to maintain the crews and market share attributable to operating drilling rigs acquired by UTI

Any failure by UTI to successfully effect and implement its acquisition strategy could have a material adverse effect on UTI's future results of operations and financial condition.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY WITH EXCESS CAPACITY, WHICH MAY ADVERSELY AFFECT OUR RESULTS

         The land drilling and well servicing industry is:

         o  highly fragmented

         o  intensely competitive

         o  cyclical

         Since 1982, the decline and continued instability in oil and natural gas prices has severely impacted the land drilling business. These depressed economic conditions have reduced the number of competitors and reduced the number of rigs available. However, the supply of available rigs, particularly in the United States land markets, still exceeds the demand for those rigs. This excess capacity has resulted in substantial competition. Competition for services in a particular market is based on:

         o  price of service

         o  location of available equipment

         o  type of available equipment

         o  condition of available equipment

         o  quality of service

         In addition, drilling rigs are mobile and can be moved from one market to another in response to market conditions.

         UTI believes that price competition for drilling contracts will continue for the foreseeable future due to the existence of available idle rigs and the need of many of its competitors to maintain market share to service debt. Some of UTI's competitors have greater financial resources than UTI, which may enable them to:

         o  better withstand industry downturns

         o  compete more effectively on the basis of price

         o  acquire existing rigs or build new rigs

WE FACE LABOR SHORTAGES

         Increases in domestic drilling demand and increases in contract drilling activity have reduced the number of qualified drilling rig personnel in the industry. These shortages make it more difficult for UTI and other contractors to return stacked rigs to the market and to retain crews. If UTI is unable to attract and retain sufficient qualified personnel, its ability to market and operate its active drilling rigs and return its 17 currently stacked rigs to the market will be restricted. This could have a material adverse effect on UTI's results of operations. Further, wage rates of qualified rig crews have begun to rise in the land drilling industry in response to the increasing number of active rigs in service. Continuing wage increases could reduce UTI's operating margins and results of operations.

WE INCUR CERTAIN RISKS ASSOCIATED WITH FOOTAGE AND TURNKEY CONTRACTS

         UTI performs drilling services pursuant to footage and turnkey drilling contracts. In a footage contract, UTI undertakes to drill a well to a specified depth at a fixed price per foot of hole. In a turnkey contract, UTI undertakes to drill a well to a specified depth for a fixed price. Turnkey contracts are pursued on a limited basis because of the degree of risks involved. UTI enters into footage and turnkey contracts in situations where UTI possesses experience and expertise in the geological and operational aspect of the project.

         Footage and turnkey contracts have the following characteristics that are not normally found under dayrate contracts:

         o UTI must bear the cost of performing the drilling services until the target depth is reached

         o  UTI must make significant cash commitments

         o UTI generally furnishes more services including testing, coring and casing the hole and other services

         o UTI earns compensation upon completion of the well to the specified depth

         o UTI bears the cost of unanticipated downhole problems and other cost overruns

         For the year ended December 31, 1999, UTI completed wells under all three types of contracts as the following table shows:

                                                      Percentage of Completed Wells
                                                      -----------------------------
          Dayrate                                                  50%
          Footage                                                  31%
          Turnkey                                                  19%

         UTI cannot assure that it will not incur losses on footage and turnkey contracts in the future.

THE NATURE OF OUR OPERATIONS PRESENT INHERENT RISKS OF LOSS AND OPERATING HAZARDS WHICH, IF NOT INSURED OR INDEMNIFIED AGAINST, COULD ADVERSELY AFFECT OUR RESULTS

         UTI's drilling operations and fleet are subject to the many hazards of the onshore drilling industry. Among other things, those hazards include:

         o  blowouts

         o  explosions

         o  cratering

         o  sour gas

         o  well fires

         o  spills

         These hazards can result in:

         o  personal injury

         o  loss of life

         o  severe damage to or destruction of property and equipment

         o  environmental damage

         o  suspension of operations

         UTI maintains insurance protection as management deems appropriate. Such insurance coverage, however, may not provide sufficient funds in all situations to protect UTI from all liabilities that could result from its operations. Also, claims will be subject to various retentions and deductibles.

         UTI generally seeks to obtain indemnity agreements from its customers. The indemnity agreements require the customers to hold UTI harmless in the event of loss of production or reservoir damage. This contractual indemnification may not be supported by adequate insurance maintained by the customer.

         UTI's operations and financial condition could be damaged by the occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligation. Moreover, UTI may not always be able to secure insurance at reasonable rates.

WE MAY FACE A SHORTAGE OF DRILL PIPE

         Although UTI is not currently experiencing shortages in drill pipe, UTI has experienced shortages before which it believes could reoccur. UTI currently has an inventory of spare drill pipe which UTI believes is sufficient to supply its fleet based upon its current size and level of operations. UTI cannot assure, however, that any continued expansion caused by its implementation of its growth strategy will not require UTI to increase its capital expenditures with respect to drill pipe and other equipment. Any significant delays in UTI obtaining drill pipe, or the inability of UTI to acquire drill pipe at prices that can be fully passed on to the customer through higher prices, could have a material adverse effect on UTI's results of operations and financial condition.

EXPOSURE TO ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

         UTI's activities are subject to existing environmental laws and regulations at the federal, state and local level. UTI does not anticipate that compliance with existing environmental laws and regulations will have a material adverse effect upon its operations, capital expenditures or earnings in the foreseeable future. UTI cannot predict what effect the following could have upon its operations, capital expenditures or earnings:

         o  additional regulation or legislation

         o  changes in enforcement policies or practices

         o  claims for damages to property and the environment

         UTI's operations routinely involve the handling of various materials, including hazardous materials. UTI's operations and facilities are subject to numerous state and federal environmental laws, rules and regulations, including but not limited to, laws concerning:

         o containment and disposal of hazardous materials, oilfield waste, other waste materials and acids

         o  use of underground storage tanks

         Environmental laws have generally become more restrictive in recent years. In addition, environmental laws and regulations may impose strict liability. If UTI is determined to be strictly liable, UTI could be responsible for clean up costs, even if the situation resulted from:

         o  previous conduct of UTI that was lawful at the time conducted

         o improper conduct of or conditions caused by previous property owners or other persons not associated with UTI

         From time to time, parties may make claims and bring litigation against UTI under these laws. These claims and related costs could be substantial and could have a material adverse effect on UTI's financial condition. However, this has not happened in the past.

         While UTI has generally been able to obtain some degree of contractual indemnification from its customers in most of its dayrate drilling contracts against pollution and environmental damages, UTI cannot assure that:

         o  such indemnification will be enforceable in all instances

         o the customer will be financially able in all cases to comply with its indemnity obligations

         o UTI will be able to obtain such indemnification agreements in the future

         No such indemnification is typically available for footage or turnkey contracts.

         UTI also maintains insurance coverage against certain environmental liabilities, including pollution caused by sudden and accidental oil spills. UTI cannot assure that this insurance will continue to be available or carried by UTI or, if available and carried, will be adequate to cover UTI's liability in all circumstances.

WE ARE SUBJECT TO CURRENCY RISK FACTORS

         With the Phelps Drilling acquisition we conduct some business in Canadian dollars. The exchange rate between Canadian dollars and U.S. Dollars has fluctuated over the last ten years. If the value of the Canadian dollar against the U.S. dollar weakens, revenues and earnings of our Canadian operations will be reduced when they are translated to U.S. dollars. Also the value of our Canadian net assets in U.S. dollars may decline.

OTHER RISKS RELATED TO UTI

UTI, AS A HOLDING COMPANY, DEPENDS ON ITS SUBSIDIARIES TO MEET ITS FINANCIAL OBLIGATIONS

         We are a holding company with no significant assets other than the stock of our subsidiaries. In order to meet our financial needs, we will rely exclusively on cash flow from our subsidiaries.

EXISTING DIVIDEND POLICIES AND CONTRACTUAL RESTRICTIONS LIMIT OUR ABILITY TO PAY DIVIDENDS

         As part of our policy, UTI has not paid any dividends on any Common Stock. We do not anticipate that we will pay any dividends on the Common Stock in the foreseeable future. In addition, UTI has agreed to certain limitations on the payment of dividends.

PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS MAY DETER A CHANGE OF CONTROL TRANSACTION AND DECREASE THE LIKELIHOOD OF A SHAREHOLDER RECEIVING A CHANGE OF CONTROL PREMIUM

         UTI's Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights (including voting rights), conversion ratios, preferences and privileges of that stock without further vote or action by the holders of the Common Stock. Although we have no present plans to issue shares of preferred stock, the classified board and the Board's ability to issue additional shares of preferred stock may discourage, delay or prevent changes in control of UTI that are not approved by the Board of Directors, thereby possibly preventing certain UTI stockholders from realizing a possible premium on their shares.

THE ABSENCE OF A PUBLIC MARKET FOR THE OPTIONS COULD LIMIT A PURCHASER'S ABILITY TO RESELL THEM

         There is no established trading market for the Options and UTI does not believe a trading market for the Options will ever exist.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Shares, the Options or the Common Stock issuable upon exercise of the Options by the holders thereof.

         We will use the net proceeds from the exercise of the Options for general corporate purposes. If all of the Options are exercised the aggregate proceeds to us would be only $148,200.

                             DESCRIPTION OF OPTIONS

         The terms of the Options are set forth in an Amended and Restated Stock Option Agreement dated as of December 19, 1995 (the "Remy Option Agreement"), between UTI and Remy Investors and Consultants Incorporated ("Remy") and an Amended and Restated Stock Option Agreement dated as of December 19, 1995 (the "Berns Option Agreement"), between UTI and Kenneth N. Berns. The two agreements are virtually identical except for the number of options granted thereunder and are referred to as the "Option Agreements". The following description of the Options and the Option Agreements is only a summary. You should review the entire Option Agreements which are exhibits to the Registration Statement of which this Prospectus is a part.

         The Options are exercisable at any time on or before December 18, 2000. The exercise price is $1.90 per share. The Options may be exercised in full or in part by delivery of a written notice to UTI setting forth the number of shares of Common Stock with respect to which the Option is being exercised, together with payment by check payable to UTI in the amount of the aggregate exercise price.

         If UTI effects a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of UTI on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of UTI, then the number, class and per share price of shares of stock subject to the Options shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, the Option shall extend to such other securities) in such a manner as to entitle the holder to receive, upon exercise of the Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) it would have held after such adjustment if the holder had exercised the Options in full immediately prior to the event requiring the adjustment. Comparable rights shall accrue in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

         If UTI distributes to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which UTI is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $.10 per share of Common Stock and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of UTI described in the immediately preceding paragraph), then in each case the exercise price of the Options shall be adjusted by reducing the exercise price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of UTI of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the exercise price be less than the par value of a share of Common Stock.

         After UTI makes a tender offer for, or grants to all of its holders of its shares of Common Stock the right to require UTI to acquire from such stockholders shares of, Common Stock, at a price in excess of the current market price (a "Put Right") or UTI shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the exercise price (the "Exercise Right") then, in the case of a Put Right, the exercise price shall be adjusted by multiplying the exercise price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the current market price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the exercise price shall be adjusted by multiplying the exercise price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the current market price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Options shall be increased by multiplying the number of shares then subject to the Options by a fraction which is the inverse of the fraction used to adjust the exercise price. If any such Put Rights or Purchase Rights shall terminate without being exercised, the exercise price and number of shares subject to the Options shall be appropriately readjusted to reflect the exercise price and number of shares subject to the Options which would have been in effect if such unexercised Rights had never existed.

         After the merger of one or more corporations with or into UTI, after any consolidation of UTI and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended, the holders of the Options, at no additional cost, shall be entitled to receive, upon any exercise of the Options, in lieu of the number of shares as to which the Options may then be so exercised, the number and class of shares of stock or other equity securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the holder had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Options may then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, the holder, at no additional cost, shall be entitled to receive, upon exercise of the Options, such other assets and property, including cash, to which the holder would have been entitled if at the time of such merger, consolidation or other transaction the holder had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Options shall then be so exercised.

         "Current market price per share of Common Stock" means the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average bid and asked price of a share of Common Stock as reported in the NASDAQ System, in each case on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

                 DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

         In February 1999, UTI adopted a Rights Plan which provided for the distribution by UTI of one Preferred Stock Purchase Right ("Right") for each outstanding share of Common Stock to holders of record of Common Stock at the close of business on March 10, 1999, and for the issuance of one Right with each share of Common Stock thereafter issued prior to the earliest of the date the Rights first become exercisable ("Distribution Date"), the date of redemption of the Rights and February 26, 2009, the expiration date of the Rights. Until such time that the Rights become exercisable, the Rights will be evidenced by the certificates representing the shares of Common Stock with respect to which such Rights were issued and may only be traded with such shares. Each Right, once exercisable, will entitle the registered holder thereof to purchase from UTI one one-thousandth of a share of UTI's Series I Preferred Stock, par value $.01 per share (the "Series I Stock"), at a price of $42.50 per one one-thousandth of a share, subject to certain adjustments. Each share of Series I Stock, when issued, will have a right to receive a preferential quarterly dividend in an amount equal to (i) 1,000 times the aggregate per share amount of all cash dividends declared on the Common Stock after the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, after the first issuance of any share or fraction of a share of Series I Stock, plus (ii) 1,000 times the aggregate per share amount, which shall be payable in kind, of all non-cash dividends or other distributions (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or
(y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) declared on the Common Stock after the immediately preceding quarterly dividend payment date or with respect to the first quarterly dividend payment date, after the first issuance of any share or fraction of a share of Series I Stock. Each share of Series I Stock, when issued, will have a liquidation preference equal to the sum of (i) $100 per share of Series I Stock held by such holder plus (ii) the total amount of all dividends at the time accrued and payable on all shares of Series I Stock, and will be entitled to 1,000 votes on each matter that is submitted to a vote of the stockholders of UTI and to vote as a class with the shares of Common Stock, and if UTI shall enter into any consolidation, merger, share exchange or other transaction in which all outstanding shares of Common Stock are exchanged for or changed into other securities, cash, other property or any combination thereof, then each outstanding share of Series I Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to certain adjustments, equal to 1,000 times the aggregate amount of securities, cash and other property for which each outstanding share of Common Stock is exchanged or into which each outstanding share of Common Stock is changed.

         The Rights become exercisable only if, without the prior consent of UTI, (i) a person or group of associated or related persons acquire, or obtain the right to acquire, 15% or more of the voting power of all outstanding Common Stock of UTI (an "Acquiring Person"), or (ii) any person or group of related persons makes a tender offer or exchange offer which could result in such person or group owning beneficially 15% or more of the voting power of all outstanding Common Stock of UTI. If, at any time after the Rights become exercisable and are outstanding, UTI were to be acquired through a merger or other business combination transaction in which the Common Stock is exchanged, each Right will represent the right to purchase shares of the acquiring corporation having a value of two times the exercise price of the Rights for the then existing exercise price of the Rights. The Rights may be redeemed by UTI at a redemption price of $.001 per Right at any time prior to the earlier of their expiration date and the close of business on the tenth day following the acquisition of 15% of the outstanding shares of Common Stock by an Acquiring Person or the announcement of a tender offer or exchange offer which would result in a person becoming an Acquiring Person.

         A more complete description of the terms and conditions of the Rights is set forth in a Rights Agreement between UTI and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

                             SELLING SECURITYHOLDERS

         The Shares are held by Remy Capital Partners III, L.P., of which Remy is the general partner. The Options are held by Remy and Kenneth N. Berns. Mr. Berns is a director of UTI. The holders of the options may sell the Options they hold or may exercise the Options and sell the Common Stock issued upon exercise of the Options. The following table sets forth the name of each Selling Securityholder, the number of shares of Common Stock the Selling Securityholders now own and the number each Selling Securityholder is offering pursuant to this Prospectus and the number of Options the Selling Securityholders now own and the number each Selling Securityholder is offering pursuant to this Prospectus:

                                    COMMON STOCK          OPTIONS         COMMON STOCK         OPTIONS
NAME                                    OWNED              OWNED            OFFERED            OFFERED
----                                ------------        -----------      -------------      ----------
Remy Capital Partners III,           3,514,762                  --        1,150,000                --
L.P.

Remy (1)                             3,580,762(2)           66,000           66,000(3)(4)      66,000

Kenneth N. Berns                        98,667(2)(5)        12,000           12,000(4)         12,000

(1) Includes 3,514,762 shares of Common Stock owned by Remy Capital Partners III, L.P., of which Remy is the general partner.

(2) Includes the shares of Common Stock issuable upon exercise of the Options.

(3) Does not include 1,150,000 shares of Common Stock offered by Remy Capital Partners III, L.P., of which Remy is the general partner.

(4) Represents the shares of Common Stock issuable upon exercise of the Options.

(5) Represents presently exercisable warrants and options to purchase 98,667, including the Options representing the right to purchase 12,000 shares of Common Stock.

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY UTI

         The only distribution by UTI will be the issuance of Common Stock for $1.90 per share upon exercise of the Options. UTI will pay no commission or other remuneration in connection with the issuance of Common Stock upon exercise of the Options and has not and will not agree to indemnify or pay any expense of any person in connection therewith.

DISTRIBUTION BY SELLING SECURITYHOLDERS

         Distribution of any of the Shares, the Options or Common Stock obtained upon exercise of the Options to be offered by one or more of the Selling Securityholders may be effected from time to time in one or more transactions (which may involve block transactions) (1) on the American Stock Exchange, (2) in the over-the-counter market, (3) in transactions otherwise than on the American Stock Exchange or in the over-the-counter market or (4) in a combination of any of these transactions. The transactions may be effected by the Selling Securityholders at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The Selling Securityholders may from time to time offer their Shares, the Options or the Common Stock issuable upon exercise thereof through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders or the purchasers of the shares for whom they act as agent. From time to time the Selling Securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of UTI, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, the Selling Securityholders may from time to time sell the Shares and the Common Stock issuable upon exercise of the Options in transactions permitted by Rule 144 under the Securities Act.

         As of the date of this Prospectus, no underwriter, broker, dealer or agent has been engaged by UTI or the Selling Securityholders in connection with the distribution of securities pursuant to this Prospectus by the Selling Securityholders. To the extent required, the number of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable Prospectus Supplement. The aggregate net proceeds to the Selling Securityholders from the sale of their securities offered hereby will be the sale price of those shares, less any commissions, if any, and other expenses of issuance and distribution not borne by UTI.

         The Selling Securityholders and any brokers, dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Securityholders have agreed to reimburse UTI for all out-of-pocket fees and expenses in connection with the prospectus and filing of the Registration Statement of which this Prospectus is a part.

                             VALIDITY OF SECURITIES

         The legal validity of the securities offered pursuant to this Prospectus will be passed upon for UTI by Fulbright & Jaworski L.L.P., and for any underwriters or agents by counsel to be named in the appropriate Prospectus Supplement.

                                     EXPERTS

         The consolidated financial statements of UTI Energy Corp. appearing in UTI Energy Corp.'s Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         UTI files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document filed at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference rooms. UTI's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov. In addition, documents filed by UTI can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows "incorporation by reference," in this Prospectus, which means that UTI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Later information filed with the Securities and Exchange Commission will automatically update and supersede this information. UTI incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

         (1) UTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended on Form 10-K/A, filed May 1, 2000.

         (2) UTI's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, filed April 27, 2000.

         (3) UTI's Definitive Proxy Statement dated June 20, 2000 relating to the Annual Meeting of Stockholders to be held on July 26, 2000

UTI will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

                             John E. Vollmer III
                             Senior Vice President, Chief Financial Officer and Secretary
                             UTI Energy Corp.
                             16800 Greenspoint Park Drive, Suite 225N
                             Houston, Texas 77060
                             Telephone: (281) 873-4111

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the best estimate of UTI as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the Securities registered hereby (except for the Securities and Exchange Commission registration fee, all amounts are estimates):

Securities and Exchange Commission registration fee                              $   11,714
Legal fees and expenses                                                              10,000
Accounting fees and expenses                                                         10,000
Miscellaneous                                                                           286
                                                                                 ----------
         Total                                                                   $   32,000
                                                                                 ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

         Consistent therewith, Section 3.17 of UTI's Amended and Restated By-laws states as follows:

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 16. EXHIBITS.

       EXHIBIT
        NUMBER             DESCRIPTION
       -------             -----------
            *3.1    --     Restated Certificate of Incorporation of UTI
                           dated July 25, 2000.

             3.2    --     By-laws of UTI, as amended (incorporated by reference
                           to Exhibit 3.3 to UTI's Annual Report on Form 10-K for the year ended December 31, 1993).

             3.3    --     Rights Agreement, dated February 26, 1999, between
                           UTI Energy Corp. and ChaseMellon Shareholder
                           Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.1 to UTI's Current Report on
                           Form 8-K, dated February 26, 1999, filed with the
                           Securities and Exchange Commission on March 4, 1999).

             3.4    --     Certificate of Designation, Powers, Preferences and
                           Rights of Series I Preferred Stock, dated February
                           26, 1999 (incorporated by reference to Exhibit 4.2 to
                           UTI's Current Report on Form 8-K, dated February 26,
                           1999, filed with the Securities and Exchange
                           Commission on March 4, 1999).

             3.5    --     Form of Right Certificate (incorporated by reference
                           to Exhibit 4.3 to UTI's Current Report on Form 8-K, dated February 29, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

             4.1    --     See Exhibit No. 3.1 and 3.2 for provisions of the
                           Restated Certificate of Incorporation and amended
                           By-laws of UTI defining the rights of the holders of Common Stock.

             4.2    --     Form of Common Stock Certificate (incorporated by
                           reference to Amendment No. 1 to UTI's Registration
                           Statement on Form S-1 (No. 33-69726)).

             4.3    --     Registration Rights Agreement with Bear Stearns & Co.
                           Inc., dated March 25, 1994, as assigned to Remy
                           Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to UTI's Annual Report on Form 10-K for the year ended December 31, 1993).

            *4.4    --     Amended and Restated Stock Option Agreement, dated as
                           of December 19, 1995, between UTI and Remy Investors and Consultants Incorporated.

            *4.5    --     Amended and Restated Stock Option Agreement, dated as
                           of December 19, 1995, between UTI and Kenneth N.
                           Berns.

             4.6    --     Amended and Restated UTI Energy Corp. 1996 Employee
                           Stock Option Plan (incorporated by reference to
                           Exhibit 4.6 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

             4.7    --     Warrant Agreement, dated April 11, 1997, by and
                           between UTI Energy Corp. and Southland Drilling
                           Company, Ltd. (incorporated by reference to Exhibit
                           10.1 to UTI's Current Report on Form 8-K, dated April
                           11, 1997).

             4.8    --     Note Purchase Agreement, dated April 11, 1997, by and
                           among FWA Drilling Company, Inc., International
                           Petroleum Service Company, Triad Drilling Company,
                           Universal Well Services, Inc., USC, Incorporated,
                           Panther Drilling, Inc., and Canpartners Investments
                           IV, LLC (incorporated by reference to Schedule 13D relating to UTI filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners
                           Incorporated, Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen).

             4.9    --     Note, dated April 11, 1997, payable by FWA Drilling
                           Company, Inc., International Petroleum Service
                           Company, Triad Drilling Company, Universal Well
                           Services, Inc., USC, Incorporated and Panther
                           Drilling, Inc. to Canpartners Investments IV, LLC.
                           (incorporated by reference to Exhibit 10.5 to UTI's
                           Current Report on Form 8-K dated April 11, 1997).

            4.10    --     Amended and Restated UTI Energy Corp. Non-Employee
                           Director Stock Option Plan (incorporated by reference to Exhibit 4.18 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

            4.11    --     Amended and Restated 1997 Long-Term Incentive Plan
                           (incorporated by reference to Exhibit 4.2 to UTI's
                           Annual Report on Form 10-K for the year ended
                           December 31, 1997).

            4.12    --     Form of Warrant to purchase an aggregate of 75,000
                           shares of Common Stock at $26.50 per share, which was issued to the former shareholders of Suits
                           Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from UTI's Report on Form 10-Q for the six months ended
                           June 30, 12998).

            4.13    --     Form of Warrant to purchase an aggregate of 25,000
                           shares of Common Stock at $35.00 per share, which was issued to the former shareholders of Suits
                           Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from UTI's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

            4.14    --     Form of Note Payable, in the aggregate amount of
                           $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit
                           (incorporated by reference form UTI's Quarterly
                           Report on Form 10-Q for the six months ended June 30,
                           1998).

            4.15    --     Loan and Security Agreement, dated November 22, 1999,
                           by and among The CIT Group/Business Credit, Inc.,
                           GMAC Business Credit, LLC and Foothill Capital
                           Corporation as Lenders, UTI Energy Corp., UTICO,
                           Inc., UTICO Hard Rock Bering, Inc., International
                           Petroleum Service Company and Norton Drilling
                           Services, Inc. as Guarantors and UTI Drilling, L.P.,
                           Norton Drilling Company, Universal Well Services,
                           Inc., UTI Management Services, L.P. and SUITS
                           Drilling Company as Borrowers (incorporated by reference to UTI's Report on Form 10-K for the year ended December 31, 1999).

             4.16*  --     First Amendment dated as of May 2, 2000 to the Loan
                           and Security Agreement, dated as of November 22, 1999, of and among The CIT Group/Business Credit,
                           Inc., GMAC Business Credit, LLC and Foothill Capital
                           Corporation as Lenders, UTI Energy Corp., UTICO,
                           Inc., UTICO Hard Rock Bering, Inc., International
                           Petroleum Service Company and Nortech Drilling
                           Services, Inc. as Guarantors and UTI Drilling, L.P.,
                           Norton Drilling LP, a successor in interest by conversion to Nortech Drilling Company, Universal
                           Well Services, Inc., UTI Management Services, L.P.
                           and SUITS Drilling Company as Borrowers.

             4.17*  --     Second Amendment Dated as of May 18, 2000 to the Loan
                           and Security Agreement, dated as of November 22, 1999 by and among The CIT Group/Business Credit, Inc.,
                           GMAC Business Credit, LLC and Foothill Capitol
                           Corporation as Lenders, UTI Energy Corp., UTICO,
                           Inc., UTICO Hard Rock Bering, Inc., International
                           Petroleum Service Company and Norton Drilling
                           Services, Inc. as Guarantors and UTI Drilling, L.P.,
                           Norton Drilling LP, a succession in interest by conversion to Norton Drilling Company, Universal Well
                           Services, Inc., UTI Management Services, L.P. and
                           SUITS Drilling Company as Borrowers.

            *5.1    --     Opinion of Fulbright & Jaworski L.L.P.

           *23.1    --     Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1).

           *23.2    --     Consent of Ernst & Young LLP.

           *24.1    --     Powers of Attorney (included on Signature page).

----------

*  Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the Prospectus any facts of events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That,for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed

                  (3) to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 2000.

                                       UTI ENERGY CORP.


                                       By: /s/ Vaughn E. Drum
                                          --------------------------------------
                                          Vaughn E. Drum
                                          President, Chief Executive Officer
                                          and Director

         Know all men by these present, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and John E. Vollmer III and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Date                              Signature                             Title
                ----                              ---------                             -----
          July 28, 2000               /s/ Mark S. Siegel                  Chairman of the Board
                                      ----------------------------------
                                      Mark S. Siegel

          July 28, 2000               /s/ Vaughn E. Drum                  President, Chief Executive
                                      ----------------------------------  Officer and Director (Principal
                                      Vaughn E. Drum                      Executive Officer)

          July 28, 2000               /s/ John E. Vollmer III             Senior Vice President, Chief
                                      ----------------------------------  Financial Officer and Secretary
                                      John E. Vollmer III                 (Principal Financial Officer)

          July 28, 2000               /s/ Bruce Sauers                    Vice President and Corporate
                                      ----------------------------------  Controller (Principal Accounting
                                      Bruce Sauers                        Officer)

          July 28, 2000               /s/ Kenneth N. Berns                Director
                                      ----------------------------------
                                      Kenneth N. Berns

          July 28, 2000               /s/ Terry H. Hunt                   Director
                                      ----------------------------------
                                      Terry H. Hunt

          July 28, 2000               /s/ Nadine C. Smith                 Director
                                      ----------------------------------
                                      Nadine C. Smith

          July 28, 2000                                                   Director
                                      ----------------------------------
                                      Robert B. Spears

          July 28, 2000               /s/ Curtis W. Huff                  Director
                                      ----------------------------------
                                      Curtis W. Huff

                               INDEX TO EXHIBITS

       EXHIBIT
        NUMBER             DESCRIPTION
       -------             -----------

            *3.1    --     Restated Certificate of Incorporation of UTI dated
                           July 25, 2000.

             3.2    --     By-laws of UTI, as amended (incorporated by reference
                           to Exhibit 3.3 to UTI's Annual Report on Form 10-K
                           for the year ended December 31, 1993).

             3.3    --     Rights Agreement, dated February 26, 1999, between
                           UTI Energy Corp. and ChaseMellon Shareholder
                           Services, L.L.C. as Rights Agent (incorporated by
                           reference to Exhibit 4.1 to UTI's Current Report on
                           Form 8-K, dated February 26, 1999, filed with the
                           Securities and Exchange Commission on March 4, 1999).

             3.4    --     Certificate of Designation, Powers, Preferences and
                           Rights of Series I Preferred Stock, dated February
                           26, 1999 (incorporated by reference to Exhibit 4.2 to
                           UTI's Current Report on Form 8-K, dated February 26,
                           1999, filed with the Securities and Exchange
                           Commission on March 4, 1999).

             3.5    --     Form of Right Certificate (incorporated by reference
                           to Exhibit 4.3 to UTI's Current Report on Form 8-K,
                           dated February 29, 1999, filed with the Securities
                           and Exchange Commission on March 4, 1999).

             4.1    --     See Exhibit No. 3.1 and 3.2 for provisions of the
                           Restated Certificate of Incorporation and amended
                           By-laws of UTI defining the rights of the holders of
                           Common Stock.

             4.2    --     Form of Common Stock Certificate (incorporated by
                           reference to Amendment No. 1 to UTI's Registration
                           Statement on Form S-1 (No. 33-69726)).

             4.3    --     Registration Rights Agreement with Bear Stearns & Co.
                           Inc., dated March 25, 1994, as assigned to Remy
                           Capital Partners III, L.P. (incorporated by reference
                           to Exhibit 10.17 to UTI's Annual Report on Form 10-K
                           for the year ended December 31, 1993).

            *4.4    --     Amended and Restated Stock Option Agreement, dated as
                           of December 19, 1995, between UTI and Remy Investors
                           and Consultants Incorporated.

            *4.5    --     Amended and Restated Stock Option Agreement, dated as
                           of December 19, 1995, between UTI and Kenneth N.
                           Berns.

             4.6    --     Amended and Restated UTI Energy Corp. 1996 Employee
                           Stock Option Plan (incorporated by reference to
                           Exhibit 4.6 to UTI's Annual Report on Form 10-K for
                           the year ended December 31, 1997).

             4.7    --     Warrant Agreement, dated April 11, 1997, by and
                           between UTI Energy Corp. and Southland Drilling
                           Company, Ltd. (incorporated by reference to Exhibit
                           10.1 to UTI's Current Report on Form 8-K, dated April
                           11, 1997).

             4.8    --     Note Purchase Agreement, dated April 11, 1997, by and
                           among FWA Drilling Company, Inc., International
                           Petroleum Service Company, Triad Drilling Company,
                           Universal Well Services, Inc., USC, Incorporated,
                           Panther Drilling, Inc., and Canpartners Investments
                           IV, LLC (incorporated by reference to Schedule 13D
                           relating to UTI filed on April 22, 1997 by
                           Canpartners Investments IV, LLC, Canpartners
                           Incorporated, Mitchell R. Julis, Joshua S. Friedman
                           and R. Christian B. Evensen).

             4.9    --     Note, dated April 11, 1997, payable by FWA Drilling
                           Company, Inc., International Petroleum Service
                           Company, Triad Drilling Company, Universal Well
                           Services, Inc., USC, Incorporated and Panther
                           Drilling, Inc. to Canpartners Investments IV, LLC.
                           (incorporated by reference to Exhibit 10.5 to UTI's
                           Current Report on Form 8-K dated April 11, 1997).

            4.10    --     Amended and Restated UTI Energy Corp. Non-Employee
                           Director Stock Option Plan (incorporated by reference to Exhibit 4.18 to UTI's Annual Report on Form 10-K for the year ended December 31, 1997).

            4.11    --     Amended and Restated 1997 Long-Term Incentive Plan
                           (incorporated by reference to Exhibit 4.2 to UTI's
                           Annual Report on Form 10-K for the year ended
                           December 31, 1997).

            4.12    --     Form of Warrant to purchase an aggregate of 75,000
                           shares of Common Stock at $26.50 per share, which was issued to the former shareholders of Suits
                           Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from UTI's Report on Form 10-Q for the six months ended
                           June 30, 12998).

            4.13    --     Form of Warrant to purchase an aggregate of 25,000
                           shares of Common Stock at $35.00 per share, which was issued to the former shareholders of Suits
                           Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from UTI's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

            4.14    --     Form of Note Payable, in the aggregate amount of
                           $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit
                           (incorporated by reference form UTI's Quarterly
                           Report on Form 10-Q for the six months ended June 30,
                           1998).

            4.15    --     Loan and Security Agreement, dated November 22, 1999,
                           by and among The CIT Group/Business Credit, Inc.,
                           GMAC Business Credit, LLC and Foothill Capital
                           Corporation as Lenders, UTI Energy Corp., UTICO,
                           Inc., UTICO Hard Rock Boring, Inc., International
                           Petroleum Service Company and Norton Drilling
                           Services, Inc. as Guarantors and UTI Drilling, L.P.,
                           Norton Drilling Company, Universal Well Services,
                           Inc., UTI Management Services, L.P. and SUITS
                           Drilling Company as Borrowers (incorporated by reference to UTI's Report on Form 10-K for the year ended December 31, 1999).

            *4.16  --     First Amendment dated as of May 2, 2000 to the Loan
                           and Security Agreement, dated as of November 22, 1999, by and among The CIT Group/Business Credit, Inc., GMAC Business Credit, LLC and Foothill Capital Corporation as Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc., International Petroleum Service Company and Norton Drilling Services, Inc. as Guarantors and UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI Management Services, L.P. and SUITS Drilling Company as Borrowers.

            *4.17  --     Second Amendment dated as of May 18, 2000 to the Loan
                           and Security Agreement, dated as of November 22, 1999 by and among The CIT Group/Business Credit, Inc., GMAC Business Credit, LLC and Foothill Capital Corporation as Lenders, UTI Energy Corp., UTICO, Inc., UTICO Hard Rock Boring, Inc., International Petroleum Service Company and Norton Drilling Services, Inc. as Guarantors and UTI Drilling, L.P., Norton Drilling LP, a successor in interest by conversion to Norton Drilling Company, Universal Well Services, Inc., UTI Management Services, L.P. and SUITS Drilling Company as Borrowers.

            *5.1    --     Opinion of Fulbright & Jaworski L.L.P.

           *23.1    --     Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1).

           *23.2    --     Consent of Ernst & Young LLP.

           *24.1    --     Powers of Attorney (included on Signature page).

----------

*  Filed herewith.